This Subordinated Stock Pledge Agreement is subject to the terms and provisions of the Intercreditor and Subordination Agreement by and between GRANITE CREEK PARTNERS AGENT, LLC, as Junior Agent on behalf of itself and the Junior Lenders, and TD BANK, N.A. dated as of July 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Subordination Agreement") and each holder of the Loans, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

SUBORDINATED STOCK PLEDGE AGREEMENT

SUBORDINATED STOCK PLEDGE AGREEMENT dated as of July 29, 2010 made by CYALUME TECHNOLOGIES HOLDINGS, INC., a Delaware corporation with a place of business at 65 Challenger Road, Ridgefield Park, NJ 07660 (the "Stockholder"), in favor of GRANITE CREEK PARTNERS AGENT, LLC, a Delaware limited liability company, as Agent under the Loan Agreement (defined below), with offices at 222 W. Adams St., Suite 1980, Chicago, Illinois 60606 (the "Secured Party").

WHEREAS, the Stockholder, the Corporation, the Secured Party and various financial institutions and other entities from time to time party thereto (the "Lenders") are parties to a Subordinated Loan Agreement of even date herewith (as amended, supplemented or otherwise modified on the date hereof and as may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Secured Party may from time to time make financial accommodations available to the Corporation;

WHEREAS, pursuant to a certain Guaranty, Stockholder has guaranteed payment and performance of the Obligations;

WHEREAS, as a condition precedent to the Secured Party and the Lenders entering into the Loan Agreement and making loans available to the Corporation, and in consideration of all loans and other financial accommodations which may in the future be provided to the Corporation by Secured Party and the Lenders, the Stockholder has agreed to execute and deliver this Subordinated Stock Pledge Agreement as security for the performance of its Obligations under the Guaranty;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Stockholder hereby agrees for the benefit of the Secured Party as follows:

1.           Defined Terms.

A.           Capitalized terms not otherwise defined herein shall have the meaning given such term in the Loan Agreement.

B.           Unless otherwise defined herein, the following terms shall have the respective meanings set forth below:

"Collateral" has the meaning specified in Section 2 hereof.

"Corporation" means Cyalume Technologies, Inc., a Delaware corporation.

"Guaranty" means that certain Subordinated Guaranty Agreement dated the date hereof made by Stockholder in favor of the Secured Party for the benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

"Obligations" means any and all indebtedness, obligations and liabilities of the Stockholder under the Guaranty, whether existing on the date hereof or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of the law or otherwise.

"Pledge Agreement" shall mean this Subordinated Stock Pledge Agreement as it may be amended, supplemented or otherwise modified.

"Pledged Stock" or "Pledged Shares" shall mean, collectively, all of the shares of any class of capital stock of the Corporation, now owned, legally or beneficially or hereafter acquired by Stockholder, controlled directly or indirectly by the Stockholder and all of the rights in and to such stock, including, without limitation, the right to vote such stock, together with any and all additions thereto, whether through stock dividends, stock splits or otherwise, and any and all income therefrom, whether through cash dividends or any other payments or Distributions and any and all proceeds derived from all of the foregoing.

2.           Pledge.  The Stockholder hereby (a) pledges, hypothecates, assigns and transfers to the Secured Party all of the Pledged Stock and hereby grants to the Secured Party a lien on, and security interest in, the Pledged Stock and all proceeds thereof (which shall be a second lien, subordinate only to the liens securing the Senior Debt) and (b) delivers to the Secured Party, the stock certificates evidencing the Pledged Stock, together with appropriate undated stock powers duly executed in blank, all as collateral security for the payment and performance of the Obligations.  All property at any time pledged to the Secured Party hereunder (whether described herein or not) and all income therefrom and proceeds thereof are herein sometimes collectively called the "Collateral".

3.           Dividends, Distributions, etc.  If, while this Pledge Agreement is in effect, the Stockholder becomes entitled to receive or receives any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for, any shares of Pledged Stock or otherwise, the Stockholder agrees to accept the same as agent for the Secured Party, to hold the same in trust on behalf of and for the benefit of the Secured Party and to deliver the same forthwith to the Secured Party in the exact form received, with the endorsement of the Stockholder when necessary and/or appropriate undated stock or other powers duly executed in blank, to be held by the Secured Party, subject to the terms hereof, as additional collateral security for the Obligations.  Any sums paid on or in respect of the Pledged Stock on the liquidation or dissolution of the issuer thereof shall be paid over to the Secured Party, to be held by the Secured Party, subject to the terms and conditions hereof, as additional collateral security for the Obligations; and if any non-cash dividend or any other non-cash distribution is made on or in respect of the Pledged Stock or any property is distributed on or with respect to the Pledged Stock, the property so distributed shall be delivered to the Secured Party, to be held by the Secured Party, subject to the terms and conditions hereof, as additional collateral security for the Obligations.  All property so paid or distributed in respect of the Pledged Stock that is received by the Stockholder shall, until paid or delivered to the Secured Party, be held by the Stockholder in trust as additional collateral security for the Obligations.

4.           Voting Rights.  The Stockholder shall be entitled to vote the Pledged Stock and to give consents, waivers and ratifications in respect of the Pledged Stock, provided, however, that if an Event of Default has occurred and is continuing, the Secured Party, by written notice, may terminate the Stockholder's right to vote the Pledged Stock and to give consents, waivers and ratifications in respect thereof.

5.           Rights of the Secured Party.

(a)           The Secured Party shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guaranty thereof, or any part thereof, or for any delay in so doing, nor shall Secured Party be under any obligation to take any action whatsoever with regards thereto.  Any or all shares of the Pledged Stock held by the Secured Party hereunder may, if an Event of Default has occurred and is continuing, and upon written notice by the Secured Party, be registered in the name of the Secured Party or its nominee, for the benefit of the Secured Party, and the Secured Party or its nominee may at any time thereafter, without notice, exercise all voting and corporate rights of any issuer of any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock as if the Secured Party were the absolute owner thereof, including (without limitation) the right to exchange, at its discretion, any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer of any such shares or upon the exercise by any such issuer or the Secured Party of any right, privilege or option pertaining to any shares of the Pledged Stock and, in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency on such terms and conditions as the Secured Party may determine, all without liability except to account for property actually received by it, but the Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

(b)           The Secured Party is hereby appointed the attorney-in-fact of the Stockholder for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instruments, in the name of the Stockholder or otherwise, that the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Secured Party shall, to the extent permitted under Section 4 hereof, have the right and power, upon the Secured Party's good faith determination in its sole discretion that such action is necessary or desirable to preserve and protect its interest in the Collateral, to receive, endorse and collect all checks and other orders for the payment of money made payable to the Stockholder representing any dividend, interest payment or other distribution payable or distributable with respect to the Collateral or any part thereof and to give full discharge for the same.

(c)           The Secured Party shall not have any obligation to protect, secure, perfect or insure any such Collateral at any time held as security for the Obligations, other than an obligation not to engage in willful misconduct or act in a grossly negligent manner with respect to the Collateral.

6.           Unconditional Obligations.  The obligations and liabilities of the Stockholder hereunder shall not be conditioned or contingent upon the pursuit by the Secured Party or any other Person at any time of any right or remedy against any other Person that may be or become liable in respect of all or any part of the Obligations or against any collateral security or guaranty therefor or right of offset with respect thereto.

7.           Performance by Secured Party of Stockholder's Obligations.  If the Stockholder fails to perform or comply with any of its agreements contained herein and the Secured Party, as provided for by the terms of this Pledge Agreement, itself performs or complies, or otherwise causes performance or compliance, with such agreement, the out-of-pocket expenses of the Secured Party incurred in connection with such performance or compliance shall be borne and paid by the Stockholder on demand and until so paid shall be added to the principal amount of the Obligations and shall bear interest (calculated on the basis of a 360-day year for the actual days elapsed) from the date incurred until paid at the highest rate applicable to any of the Obligations.

8.           Remedies.  If an Event of Default has occurred and is continuing, then, and in any such event, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, the Stockholder expressly agrees that in any such event, the Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or on the Stockholder or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), forthwith collect, receive, appropriate and realize on the Collateral, or any part thereof, and forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more units, parcels, or lots at one or more public or private sales, at any exchange or broker's board or at any of the Secured Party's offices or elsewhere, on such terms and conditions as it may deem advisable and at such prices as it may deem appropriate, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Secured Party upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold.  Any purchaser at any such sale or sales shall acquire the property sold absolutely free from any claim or right on the part of Stockholder, and Stockholder hereby waives (to the extent permitted by applicable law) all rights, redemptions, stays and appraisal rights which Stockholder now has, or may at any time in the future have, under any rule of law or statute now existing or hereafter enacted.  The net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable out-of-pocket costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Secured Party hereunder, including reasonable out-of-pocket attorneys' fees and legal expenses, shall be applied to the payment of the Obligations in such order as the Secured Party may determine, and, after all of the Obligations have been paid in full and after payment of any other amount required by any provision of law, including (without limitation) Section 9-504(1)(c) of the Uniform Commercial Code, the balance (if any) of such proceeds shall be remitted to the Stockholder or as otherwise required by a court of competent jurisdiction.  To the extent permitted by applicable law, the Stockholder waives all claims, damages and demands against the Secured Party arising out of the retention or sale of the Collateral unless resulting from such Secured Party's willful misconduct or gross negligence.  The Stockholder agrees that the Secured Party need not give more than ten (10) days' notice (which notice shall be deemed given on the earlier of mailing or receipt) of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters.  No notification need be given to the Stockholder if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition.  The Secured Party may, without notice or publication, adjourn any public or private sale, or cause such sale to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which such sale is so adjourned Stockholder shall remain liable for any deficiency if the net proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations.

9.           Representations and Warranties.  The Stockholder represents and warrants to the Secured Party that:

(a)           Stockholder is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of its properties or the transaction of its business makes such qualification necessary and has full corporate power to own its properties, to carry on its business as now conducted and to execute, deliver and perform this Pledge Agreement, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)           the execution, delivery and performance of this Pledge Agreement and the granting of liens pursuant hereto (i) have been duly authorized by all requisite corporate action on its part, (ii) do not require the consent of any party (including, without limitation, its stockholders and creditors) other than any consent that has been obtained, (iii) will not (A) violate any law or regulation or its Certificate of Incorporation or By-Laws, (B) violate any order of any court, tribunal or governmental agency binding on it or any of its properties, except where such violation could not reasonably be expected to have a Material Adverse Effect, (C) violate or constitute (after due notice or lapse of time or both) a default under any indenture, agreement, license or other instrument or contract to which it is a party or by which it or any of its properties is bound, except where such violation or default could not reasonably be expected to have a Material Adverse Effect or (D) result in the creation or imposition of any lien of any nature whatsoever on any of its assets (except liens created hereby) and (iv) do not require any filing or registration with, or any permit, license, consent or approval of, any governmental agency or regulatory authority;

(c)           this Pledge Agreement has been duly executed and delivered by the Stockholder and is a legal, valid and binding obligation, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally or by general principles of equity;

(d)           there are no actions, suits, proceedings (including proceedings by or before any arbitrator or administrative agency) or claims pending or, to the Stockholder's knowledge, threatened against or affecting the Stockholder that relate to the transactions contemplated by this Pledge Agreement;

(e)           the Stockholder is the record and beneficial owner of, and has good and valid title to, the Pledged Stock described on Annex I hereto, and it will be owner of, and have such title to, all other Pledged Stock described in Section 3 hereof owned by it subject to no lien whatsoever (except the liens created hereby and Permitted Liens);

(f)           all the shares of Pledged Stock described on Annex I hereto have been, and all shares of Pledged Stock described in Section 3 hereof will be, duly and validly issued for good and valuable consideration and are, or will be, fully paid and non-assessable;

(g)           the pledge, assignment and delivery of the Pledged Stock described on Annex I hereto creates, and the delivery of any Pledged Stock described in Section 3 hereof will create, a valid lien on, and perfected security interest in, such Pledged Stock and the proceeds thereof, subject to no prior lien or option or any agreement purporting to grant to any third party a prior lien on the Stockholder's property or assets that would include such Pledged Stock (other than the liens securing the Senior Debt); and

(h)           none of the Pledged Stock is "margin stock", as such term is defined in Section 221.2 of Regulation U of the Board of Governors of the Federal Reserve System.

10.         Covenants.  The Stockholder covenants and agrees with the Secured Party that so long as any Obligations are outstanding:

(a)           it will, upon the Secured Party's written request, defend the Secured Parties' right, title and second priority (subordinate only to the liens securing the Senior Debt) security interest in and to the Pledged Stock and the proceeds thereof against the claims and demands of all Persons whomsoever;

(b)           it will have or obtain promptly good title (subject to no lien whatsoever, except the liens created by this Pledge Agreement and Permitted Liens) to and right to pledge any other property at any time hereafter pledged to the Secured Party as collateral security hereunder and will likewise defend the Secured Party's right and title thereto and liens thereon;

(c)           it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to any of the Collateral, nor will it create, incur or permit to exist any lien with respect to any of the Collateral, any interest therein or any proceeds thereof (except for the liens created by this Pledge Agreement and Permitted Liens); and

(d)           it will not vote to enable any issuer of any Pledged Stock, and will not otherwise agree to permit any issuer of any Pledged Stock, to merge or consolidate with, or into, any other corporation other than the Stockholder or issue any stock or other securities of any nature in addition to or in exchange or substitution for any Pledged Stock.

11.         Registration Rights.

(a)           reserved.

(b)           The Stockholder recognizes that the Secured Party may be unable to effect a public sale of any or all of the Pledged Stock by reason of certain prohibitions contained in the Securities Act of 1933 ("Securities Act") and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own accounts for investment and not with a view to the distribution or resale thereof.  The Stockholder acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that the private (rather than public) nature of such sale shall be deemed to be commercially reasonable.  The Secured Party shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c)           The Stockholder further agrees to do or cause to be done all such other acts and things required to be done by it to make such sale or sales of any portion or all of the Pledged Stock valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Stockholder's expense.  The Stockholder further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 11 shall be specifically enforceable against the Stockholder, and the Stockholder hereby waives (to the extent permitted by applicable law) and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

12.         Further Assurances.  The Stockholder agrees that at any time and from time to time, on the written request of the Secured Party, the Stockholder will execute and deliver such further documents and do such further acts and things as the Secured Party may reasonably request in order to effectuate the purposes of this Pledge Agreement.

13.         Limitation on Secured Party's Duty in Respect of Collateral.  Beyond handling the Pledged Shares in the same manner as if the Secured Party owned such shares, the Secured Party shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

14.         Notices.  Except as otherwise specified herein, all notices, requests, demands or other communications related to this Pledge Agreement to or on the Stockholder or the Secured Party shall be in writing (including teletransmissions), and shall be given or made in accordance with the notice provisions set forth in the Loan Agreement.

15.         Severability.  Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.         No Waiver, Cumulative Remedies.  The Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Secured Party, and then only to the extent therein set forth.  A waiver of any right or remedy hereunder on any occasion shall not be construed as a bar to any right or remedy that the Secured Party would otherwise have on any future occasion.  No failure to exercise nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

17.         No Oral Modification, Successors, Governing Law.  None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Secured Party and the Stockholder.  This Pledge Agreement and all obligations of the Stockholder hereunder shall be binding on its successors and assigns and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party and its respective successors and assigns.  This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois.

18.         Submission to Jurisdiction, Waiver of Trial by Jury.

(a)           For purposes of any action or proceeding involving this Pledge Agreement or any other agreement or document referred to herein, the Stockholder hereby expressly submits to the jurisdiction of the state courts located in the State of Illinois and courts of the United States District Court for the Northern District of Illinois and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed.

(b)           EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) (i) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT REFERRED TO HEREIN, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY and (ii) ANY RIGHT TO CONTEST THE APPROPRIATENESS OF ANY ACTION BROUGHT WITHIN THE JURISDICTION MENTIONED IN PARAGRAPH (a) OF THIS SECTION 18 BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

19.         Fees and Expenses.  Any and all out-of-pocket fees, costs and expenses of whatever kind or nature, including the reasonable attorneys' fees and legal expenses incurred by the Secured Party in connection with the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by the Stockholder on demand and until so paid shall be added to the principal amount of the Obligations and shall bear interest (calculated on the basis of 360-day year for the actual days elapsed) from the date incurred until paid at the highest rate applicable to any of the Obligations.

20.         Counterparts.  This Pledge Agreement may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

21.         Descriptive Headings.  The captions in this Pledge Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

22.         Termination.  Upon full payment in cash and performance of the Obligations other than if a realization of remedies hereunder has occurred, this Pledge Agreement shall automatically be and become void and of no effect and the security interests and liens granted herein shall be automatically released, without any further action required by any party hereto, and, in that event, upon the request of the Stockholder, the Secured Party covenants and agrees to promptly execute and deliver to the Stockholder, at Stockholder's expense, instruments, documents or agreements effective to evidence the termination of this Pledge Agreement and the reassignment to the Stockholder of the certificates evidencing the Pledged Stock, the undated stock powers delivered to the Secured Party and the other Collateral held by or on behalf of the Secured Party and the rights, title, interest, power and authority assigned herein

23.         Subordination Agreement.  Notwithstanding any provision to the contrary in this Pledge Agreement, this Pledge Agreement, the Liens and security interests granted to the Secured Party and Lenders, at law or equity, pursuant to this Pledge Agreement and the other Loan Documents, and the exercise of any right or remedy by the Secured Party or any Lender hereunder are subject to the provisions of the Subordination Agreement.  Secured Party and Lenders acknowledge and agree to be bound by the Subordination Agreement.  In the event of any conflict between the terms of the Subordination Agreement and this Pledge Agreement or the other Loan Documents, the terms of the Subordination Agreement shall govern.  Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all right and remedies of the Secured Party and Lenders shall be subject to the terms of the Subordination Agreement, and until the Senior Debt is paid in full, any obligation of Corporation or any Guarantor (including, without limitation, Stockholder) hereunder with respect to the delivery or control of any Collateral, the notation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person shall be deemed to be satisfied if the Corporation or such Guarantor (including, without limitation, Stockholder) complies with the requirements of the similar provision of the Senior Loan Agreement or the applicable Senior Debt Document.

The Stockholder acknowledges that the Subordination Agreement and the rights and benefits thereof (as specific references thereto herein) inure only to the benefit of the holders of the Senior Debt and that no other Person, including the Corporation and Guarantors (including, without limitation, Stockholder), shall have or be entitled to assert any rights or benefits hereunder arising under the Subordination Agreement or by virtue of the existence of the specific references thereto herein.

IN WITNESS WHEREOF, the Stockholder has caused this Pledge Agreement to be duly executed and delivered as of the date first written above.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Derek Dunaway
Name: Derek Dunaway
Title: Chief Executive Officer

Signature Page to Subordinated Stock Pledge Agreement

ANNEX I

PLEDGED STOCK

Issuer	Class of Stock	Stock Certificate No.	Number of Shares

Cyalume Technologies, Inc.	Class A Common	CA-51	1,155.5331

Annex I